Exhibit 10.24

FIRST AMENDMENT TO

DEVELOPMENT LICENSE AND OPTION AGREEMENT

This First Amendment to Development License and Option Agreement (this “First Amendment”) is entered into as of January 28, 2013 (the “First Amendment Effective Date”), by and between AbbVie Inc., a corporation of the state of Delaware, having its principal place of business at 1 North Waukegan Road, North Chicago, Illinois 60064 (“AI”) and AbbVie Bahamas Ltd., a corporation organized and existing under the laws of the Bahamas having its principal place of business at Sassoon House, Shirley Street & Victoria Avenue, New Providence, Nassau, The Bahamas (“ABL”) (AI and ABL are herein referred to individually and collectively, as applicable, as “AbbVie”), and Receptos, Inc. a corporation of the state of Delaware, having a principal place of business at 10835 Road to the Cure, #205, San Diego, California 92121 (“Receptos”). AbbVie and Receptos are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, AbbVie and Receptos are parties to that certain Development License and Option Agreement, dated as of October 3, 2012 (the “Agreement”), pursuant to which AbbVie granted a license to certain AbbVie assets to allow Receptos to carry out its activities and obligations to Develop ABT-308 in the Lead Indication in accordance with the Development Plan and Budget; and

WHEREAS, the Parties now desire to amend the Agreement on the terms set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

AMENDMENT

1.                                     Receptos Financing. Section 10.3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“10.3.1 Receptos Financing. Prior to February 28, 2013 (the”Financing Date”), Receptos will provide AbbVie written notification and supporting documentation that Receptos has received sufficient financing (including commitments for such financing) in an amount sufficient for Receptos to successfully undertake the Development Plan Study and in no event less than the budgeted amount set forth in the Development Plan and Budget; provided, however, if, as of the Financing Date, Receptos is utilizing and continues to utilize its commercially reasonable efforts to pursue an initial public offering through the registration of its shares pursuant to a Form S-1 (or equivalent registration statement) to be filed with the U.S. Securities and Exchange Commission, then the Financing Date shall be deferred to the date such efforts cease, but in no event later than September 30, 2013. In the event that Receptos does not provide written notification and supporting documentation that Receptos possesses the requisite financing (including commitments for such financing) on or prior to the Financing Date, then either Party may terminate this Agreement immediately upon written notice to the other Party.”

2.                                      Miscellaneous. Except as expressly amended by this First Amendment, all of the terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall prevail. This First Amendment may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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THIS FIRST AMENDMENT IS EXECUTED by the authorized representatives of the Parties as of the First Amendment Effective Date.

ABBVIE INC.		RECEPTOS, INC.

By:	/s/ WILLIAM J. CHASE	By:	/s/ FAHEEM HASNAIN

Name:	WILLIAM J. CHASE	Name:	Faheem Hasnain

Title:	CFO	Title:	CEO

ABBVIE BAHAMAS LTD.

By:	/s/ WILLIAM J. CHASE

Name:	WILLIAM J. CHASE

Title:	DIRECTOR